Exhibit 99.1

NEWMARKET CORPORATION REPORTS THIRD QUARTER AND FIRST NINE MONTHS 2014 RESULTS

•	Petroleum Additives Operation Continues Strong Performance with Comparable Results Between the Third Quarter and Nine Month Periods

•	114,210 Shares Repurchased in Third Quarter

Richmond, VA, October 29, 2014 – NewMarket Corporation (NYSE:NEU) Chairman and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report of the Company’s operations for the third quarter and first nine months of 2014.

Net income for the third quarter of 2014 was $56.9 million, or $4.53 per share, compared to net income of $78.9 million, or $5.94 per share, for the third quarter of 2013. For the first nine months of 2014, net income was $181.2 million, or $14.20 per share, compared to net income of $210.7 million, or $15.81 per share, for the same period last year. Earnings for last year included the results from operations of a discontinued business and the related gain on the sale of the discontinued business. All periods also included the impact of valuing an interest rate swap at fair value. Excluding these items, earnings between the quarter and nine month periods were comparable, reflecting the continued strong performance of our business. On this basis, third quarter 2014 earnings were $56.8 million, or $4.52 per share, compared to $57.4 million, or $4.32 per share, and earnings for the first nine months of the year were $183.9 million, or $14.41 per share, compared to $185.2 million, or $13.90 per share, last year (see Summary of Earnings table below).

The petroleum additives segment had another solid quarterly performance, as petroleum additives sales for the third quarter of this year were $585.6 million, an improvement of 1.4% over sales for the same period last year of $577.6 million. Shipments were up 3.1%. Sales of petroleum additives for the first nine months of this year were $1,777.2 million, an increase of 3.5% compared to sales in the first nine months of last year of $1,717.3 million. Shipments were up 5.4%. Segment operating profit remained relatively consistent between the third quarter periods, at $94.3 million in the third quarter of 2014 versus $95.5 million in the prior year third quarter. For the first nine months of this year, petroleum additives operating profit was $299.6 million compared to operating profit for the same period last year of $295.3 million.

During the third quarter, we repurchased 114,210 shares of our stock at a cost of $44.7 million. At the end of September, we had 12.5 million shares outstanding and $293.2 million remaining on our stock repurchase authorization.

Our Company continues to perform consistent with our expectations, and our financial position remains strong. We are continuing our investments in research, development and facilities to ensure we meet our customers’ worldwide needs. We believe our business fundamentals, including a long-term view, safety-first culture, customer-focused solutions, technology-driven product offerings, world-class supply chain capability and a regional organizational structure to better understand our customers’ needs, will help us continue our solid operating performance for the remainder of 2014 and beyond.

	Summary of Earnings
	(In millions, except per-share amounts)
	Third Quarter Ended		Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
Net Income:
Net income	$56.9	$78.9	$181.2	$210.7
(Income) from operations of discontinued business	—	—	—	(0.5)
(Gain) on sale of discontinued business	—	(21.9)	—	(21.9)
(Gain) loss on interest rate swap agreement	(0.1)	0.4	2.7	(3.1)

Income excluding discontinued operations and special items	$56.8	$57.4	$183.9	$185.2

Diluted Earnings Per Share:
Net income	$4.53	$5.94	$14.20	$15.81
(Income) from operations of discontinued business	—	—	—	(0.04)
(Gain) on sale of discontinued business	—	(1.65)	—	(1.64)
(Gain) loss on interest rate swap agreement	(0.01)	0.03	0.21	(0.23)

Income excluding discontinued operations and special items	$4.52	$4.32	$14.41	$13.90

Please read our third quarter Form 10-Q for more details on operations of the Company.

Sincerely,

Thomas E. Gottwald

The results for all periods included the impact of valuing an interest rate swap at fair value, while the prior year periods included the results from operations of a discontinued business and the related gain on the sale of the discontinued business. The Company is reporting net income including these items, as well as income excluding them, and related per share amounts in the Summary of Earnings included in the earnings release. The Segment Results and Other Financial Information table included in this earnings release includes a non-GAAP financial measure, Income from Continuing Operations before Special Items and Income Tax Expense, which is reconciled to a GAAP measure. The Company has also included the non-GAAP financial measure EBITDA in this earnings release. A schedule following the financial statements included in this earnings release is provided reflecting the calculation of EBITDA, defined as income from continuing operations, before the deduction of interest and financing expenses, income taxes, depreciation and amortization. EBITDA is shown on the schedule both including and excluding the interest rate swap agreement. The Company believes that even though these items are not required by or presented in accordance with United States generally accepted accounting principles (GAAP), these additional measures enhance understanding of the Company’s performance and period to period comparability. The Company believes that these items should not be considered an alternative to net income determined under GAAP.

As a reminder, a conference call and Internet webcast is scheduled for 10:00 a.m. EDT on Thursday, October 30, 2014, to review the financial results for the third quarter and first nine months of 2014. You can access the conference call live by dialing 1-877-407-9210 (domestic) or 1-201-689-8049 (international) and requesting the NewMarket conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.NewMarket.com or www.investorcalendar.com. A teleconference replay of the call will be available until November 6, 2014 at 11:59 p.m. EST by dialing 1-877-660-6853 (domestic) and 1-201-612-7415 (international). The conference ID number is 13592733. A webcast replay will be available for 30 days.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated additive packages to market-general additives, the NewMarket family of companies provides the world with the technology to make engines run smoother, machines last longer and fuels burn cleaner.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: availability of raw materials and transportation systems; supply disruptions at single sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2013 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the Company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone:  804.788.5555

Fax:      804.788.5688

Email:  investorrelations@newmarket.com

NEWMARKET CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In thousands, except per-share amounts, unaudited)

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue:
Petroleum additives	$585,618	$577,596	$1,777,167	$1,717,335
All other (a)	4,049	2,859	9,360	6,649

Total	$589,667	$580,455	$1,786,527	$1,723,984

Segment operating profit:
Petroleum additives	$94,310	$95,491	$299,578	$295,309
All other (a)	399	(1,614)	1,792	(1,832)

Segment operating profit	94,709	93,877	301,370	293,477

Corporate unallocated expense	(6,320)	(6,850)	(18,448)	(17,255)
Interest and financing expenses	(4,168)	(4,259)	(12,678)	(13,614)
Other (expense) income, net	(73)	91	119	765

Income from continuing operations before special items and income tax expense	84,148	82,859	270,363	263,373

Gain (loss) on an interest rate swap agreement (b)	113	(659)	(4,390)	5,116

Income from continuing operations before income tax expense	$84,261	$82,200	$265,973	$268,489

Net income:
Income from continuing operations	$56,913	$57,021	$181,200	$188,346
Gain on sale of discontinued business (c)	—	21,855	—	21,855
Income from operations of discontinued operations (c)	—	20	—	540

Net income	$56,913	$78,896	$181,200	$210,741

Basic and diluted earnings per share:
Income from continuing operations	$4.53	$4.29	$14.20	$14.13
Discontinued operations (c)	—	1.65	—	1.68

Basic and diluted earnings per share	$4.53	$5.94	$14.20	$15.81

Notes to Segment Results and Other Financial Information

(a)	“All other” includes the results of our tetraethyl lead (TEL) business, as well as certain contract manufacturing performed by Ethyl Corporation.
(b)	The gain (loss) on an interest rate swap agreement represents the change, since the beginning of the reporting period, in the fair value of an interest rate swap which we entered into on June 25, 2009. We are not using hedge accounting to record the changes to fair value of the interest rate swap, and accordingly, any change in the fair value is immediately recognized in earnings.
(c)	On July 2, 2013, Foundry Park I completed the sale of its real estate assets which comprised the entire real estate development segment. The operations of the real estate development segment are reported as discontinued operations.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per-share amounts, unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net sales	$589,667	$580,455	$1,786,527	$1,723,984
Cost of goods sold	424,448	416,632	1,278,632	1,222,326

Gross profit	165,219	163,823	507,895	501,658

Selling, general, and administrative expenses	41,376	40,886	121,837	121,748
Research, development, and testing expenses	35,799	35,865	103,373	103,315

Operating profit	88,044	87,072	282,685	276,595

Interest and financing expenses	4,168	4,259	12,678	13,614
Other income (expense), net (a)	385	(613)	(4,034)	5,508

Income from continuing operations before income tax expense	84,261	82,200	265,973	268,489
Income tax expense	27,348	25,179	84,773	80,143

Income from continuing operations	56,913	57,021	181,200	188,346

Discontinued operations:
Gain on sale of discontinued business (net of tax) (b)	—	21,855	—	21,855
Income from operations of discontinued business (net of tax) (b)	—	20	—	540

Net income	$56,913	$78,896	$181,200	$210,741

Basic and diluted earnings per share:
Income from continuing operations	$4.53	$4.29	$14.20	$14.13
Discontinued operations (b)	—	1.65	—	1.68

Basic and diluted earnings per share	$4.53	$5.94	$14.20	$15.81

Cash dividends declared per share	$1.10	$0.90	$3.30	$2.70

Notes to Consolidated Statements of Income

(a)	On June 25, 2009, we entered into an interest rate swap. The gain on the interest rate swap was $100 thousand for the quarter ended September 30, 2014 and loss on the interest rate swap was $4.4 million for the nine months ended September 30, 2014. The loss on the interest rate swap was $0.7 million for the quarter ended September 30, 2013 and the gain on the interest rate swap was $5.1 million for the nine months ended September 30, 2013. We are not using hedge accounting to record the changes to fair value of the interest rate swap, and accordingly, any change in the fair value is immediately recognized in earnings.
(b)	On July 2, 2013, Foundry Park I completed the sale of its real estate assets which comprised the entire real estate development segment. The operations of the real estate development segment are reported as discontinued operations. The income from operations for the 2013 period represents the after tax earnings of the discontinued business.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$141,536	$238,703
Trade and other accounts receivable, less allowance for doubtful accounts ($517 - 2014; $564 - 2013)	327,641	309,847
Inventories	333,596	307,518
Deferred income taxes	6,498	8,267
Prepaid expenses and other current assets	34,871	32,984

Total current assets	844,142	897,319

Property, plant, and equipment, at cost	1,003,510	985,196
Less accumulated depreciation and amortization	706,063	700,160

Net property, plant, and equipment	297,447	285,036

Prepaid pension cost	65,812	55,087
Deferred income taxes	20,913	22,961
Intangibles (net of amortization) and goodwill	18,538	23,319
Deferred charges and other assets	41,466	43,552

Total assets	$1,288,318	$1,327,274

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$128,834	$134,132
Accrued expenses	87,865	77,992
Dividends payable	12,446	12,996
Income taxes payable	8,339	11,419
Other current liabilities	13,097	11,075

Total current liabilities	250,581	247,614

Long-term debt	384,512	349,467
Other noncurrent liabilities	158,708	157,745

Shareholders’ equity
Common stock and paid-in capital (without par value); issued and outstanding - 12,531,045 in 2014 and 13,099,356 in 2013	—	—
Accumulated other comprehensive loss	(66,932)	(60,086)
Retained earnings	561,449	632,534

	494,517	572,448

Total liabilities and shareholders’ equity	$1,288,318	$1,327,274

NEWMARKET CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(In thousands, unaudited)

	Nine Months Ended September 30,
	2014	2013

Net income	$181,200	$210,741
Depreciation and amortization	31,244	35,926
Cash pension and postretirement contributions	(17,449)	(25,447)
Noncash pension and postretirement expense	12,607	16,388
Working capital changes	(58,699)	(988)
Capital expenditures	(38,949)	(47,163)
Net borrowings (repayments) under revolving credit agreement	35,000	(75,000)
Repurchases of common stock	(209,336)	(41,156)
Dividends paid	(41,962)	(35,914)
Proceeds from legal settlement	5,150	5,100
Proceeds from sale of discontinued business	—	140,011
Gain on sale of discontinued business	—	(35,770)
All other	4,027	11,408

(Decrease) increase in cash and cash equivalents	$(97,167)	$158,136

NEWMARKET CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL INFORMATION

(In thousands, unaudited)

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Income from continuing operations	$56,913	$57,021	$181,200	$188,346

Add:
Interest and financing expenses	4,168	4,259	12,678	13,614
Income tax expense	27,348	25,179	84,773	80,143
Depreciation and amortization	10,169	9,689	30,178	30,198

EBITDA from continuing operations	98,598	96,148	308,829	312,301

(Less) plus: (gain) loss on interest rate swap agreement	(113)	659	4,390	(5,116)

EBITDA from continuing operations, as adjusted	$98,485	$96,807	$313,219	$307,185